UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 8, 2009
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-121764 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor
New York, New York, 10005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 8, 2009, we entered into a definitive Securities Purchase Agreement with National Holdings Corporation, a Delaware corporation whereby we agreed to provide a minimum $5 million financing to NHC after the satisfaction or waiver of a number of closing conditions set forth in the Purchase Agreement, in exchange for an aggregate of 5,000 shares of NHC’s to be created Series C Convertible Preferred Stock, par value $0.01 per share at a purchase price of $1,000.00 per share, and warrants to purchase an aggregate of up to 25,333,333 shares of NHC common stock (on an as-exercised basis) with an exercise price of $0.75 per share.   Until such time as the Series C Convertible Preferred Stock is created and authorized, the Warrants entitle us to purchase up to an aggregate of 17,500 shares of Series C Convertible Preferred Stock at an exercise price of $1,000 per share and 2,000,000 shares of NHC common stock (on an as-exercised basis) with an exercise price of $0.75 per share.  In connection with the Financing, we provided NHC with an initial investment tranche of $500,000, as evidenced by NHC’s limited recourse promissory note, dated April 8, 2009, which Note shall automatically convert into shares of Series C Preferred Stock upon consummation of the Financing or, if we are unable to close the balance of the Financing by April 30, 2009, into 666,666 shares of NHC common stock also based on a $.75 per common share price.  The closing of the Financing is subject to various and customary closing conditions and is expected to close on or prior to April 30, 2009 ; however, if the closing conditions are not waived or met in a timely fashion, the Financing may not occur.

Global Asset Fund Limited, a company organized under the laws of the British Virgin Islands provided us with the funds to pay for the initial tranche of the Financing and we entered into a Demand Promissory Note with GAF regarding same.  Pursuant to a Pledge and Assignment Agreement that we entered into with GAF, the Demand Note is secured by a pledge and assignment to GAF of all of our rights under the Limited Recourse Note and all of our rights and interest in the Purchase Agreement.  The Demand Note and the Pledge and Assignment Agreement are attached as exhibits hereto and are incorporated herein by reference.

               If we complete the $5.0 million Financing, until the earlier to occur of a Triggering Event, as defined below, or December 31, 2009, the Series C Preferred Stock entitles us to vote with the common stock of NHC on all matters on which NHC common stockholders may vote, and to cast that number of votes equal to 100% of the number of shares of NHC capital stock entitled to vote at such meeting, plus one vote.  A Triggering Event is defined as our exercise of such number of the warrants that will result in the purchase of not less than 13,333,333 shares of common stock and payment by us to NHC of a minimum of $10.0 million.  We are also initially entitled to designate two representatives to NHC’s board of directors, and if a Triggering Event occurs on or before December 31, 2009, we may designate up to 50% of the total number of NHC directors.   We are currently negotiating with a third party investor to provide us with the funding to make the $5.0 million investment in NHC.  However, there can be no assurance that the prospective investor will provide such funding or that the Financing with NHC will be consummated on terms acceptable to us, if at all.

               NHC is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of the Financial Industry Regulatory Authority (“FINRA”) and SIPC. vFinance is also a member of the NFA.

               In addition to the customary closing conditions, the consummation of the proposed Financing is subject to NHC obtaining FINRA’s approval, which will require us to provide certain information to NHC and its broker-dealer subsidiaries for submission to FINRA, including information concerning our Company and our sources of funding for the Financing.

               A copy of the press release that we issued with NHC regarding the signing of the Purchase Agreement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

                Limited Recourse Promissory Note

              The first tranche of the Financing has been funded pursuant to the Limited Recourse Promissory Note.  In the event that we are unable to consummate the Financing on or prior to April 30, 2009, the Note shall automatically convert into 666,666 shares of NHC common stock at a conversion price of $0.75 per share.

If NHC does not perform all of the closing conditions (except for those closing conditions that we waive) contemplated by the Purchase Agreement by May 15, 2009, then we may either: (i) seek specific performance of such obligations; or (ii) terminate the Purchase Agreement, in which event NHC will be immediately obligated to repay the entire $500,000 principal amount of this Limited Recourse Note, plus interest at the rate of 6% per annum to us.

               The issuance and sale of the securities in the Financing is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have received certain information from NHC as required by Regulation D, and we have provided NHC certain representations to evidence that we are an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure

                On April 9, 2009, we issued a joint press release with NHC announcing the signing of the Purchase Agreement.  A copy of the press release is filed as an exhibit herewith.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits.

           Exhibit

10.1	Securities Purchase Agreement, dated April 8, 2009 between Fund.com Inc. and National Holdings Corporation.
10.2	Limited Recourse Note dated April 8, 2009 between Fund.com Inc. and National Holdings Corporation.
10.3	Pledge Agreement dated April 8, 2009 between Fund.com Inc. and Global Asset Fund Limited.
10.4	Demand Promissory Note dated April 8, 2009 between Fund.com Inc. and Global Asset Fund Limited.
99.1	Press Release dated April 9, 2009.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUND.COM INC.
By:	/s/ Gregory Webster
Gregory Webster
Chief Executive Officer

Dated: April 13, 2009